UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2020

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	NASDAQ Global Select Market
5.875% Notes due 2023	FDUSL	NASDAQ Global Select Market
6.000% Notes due 2024	FDUSZ	NASDAQ Global Select Market
5.375% Notes due 2024	FDUSG	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2020, Fidus Investment Corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing Amended & Restated Senior Secured Revolving Credit Agreement dated as of April 24, 2019 (the “Credit Facility”; the Credit Facility, as amended by the Amendment, the “Amended Credit Facility”), among the Company, as borrower, the lenders party thereto, and ING Capital LLC, as administrative agent.

The Amendment to the Credit Facility modifies certain covenants in the Credit Facility, including to amend the minimum consolidated interest coverage ratio to be 2.25 to 1.00 for the four quarter period ending on June 30, 2020, 2.00 to 1.00 for the four quarter periods ending on each of September 30, 2020 and December 31, 2020, and 1.75 to 1.00 for each four quarter period ending at the end of each quarter thereafter. In addition, the Amendment provides for inclusion of LTV Transactions (as defined in the Amendment) in the borrowing base subject to certain restrictions as defined in the Amendment.

In conjunction with the execution of the Amended Credit Facility, Fidus Mezzanine Capital, L.P. and Fidus Capital GP, LLC, each a direct or indirect wholly-owned subsidiary of the Company, became additional subsidiary guarantors of the obligations under the Amended Credit Facility.

ING Capital LLC and the other lenders under the Amended Credit Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.

The description of the Amendment above is not complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amendment No. 1 to Amended & Restated Senior Secured Revolving Credit Agreement, dated as of June 26, 2020, by and among the Company, as borrower, the subsidiary guarantors party thereto, ING Capital LLC, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer, Chief Compliance Officer and Secretary